Exhibit (d)(2)(xxxv)

FORM OF NOVATION OF PORTFOLIO MANAGEMENT AGREEMENT

(Allianz Funds)

This Novation Agreement is entered into this 1st day of November, 2006 by and among Allianz Global Investors Fund Management LLC (formerly, PA Fund Management LLC), a Delaware limited liability company (the “Adviser”), PEA Capital LLC (formerly, PIMCO Equity Advisors LLC), a Delaware limited liability company (“PEA”), and Oppenheimer Capital LLC, a Delaware limited liability company (“OCC”).

WHEREAS, Allianz Funds (formerly PIMCO Funds: Multi-Manager Series) (the “Trust”) has retained the Adviser to render investment management services to the Trust’s series pursuant to an Amended and Restated Investment Advisory Agreement dated May 5, 2000, as further amended and supplemented (the “Advisory Agreement”) (the Adviser replaced Allianz Global Investors of America L.P. (formerly, Allianz Dresdner Asset Management of America L.P. and PIMCO Advisors L.P.) under the Advisory Agreement pursuant to a Novation Agreement dated as of September 30, 2002);

WHEREAS, the Advisory Agreement authorizes the Adviser to retain, at its expense and subject to its supervision, one or more sub-advisers to render investment advisory services that the Adviser is obligated to provide on behalf of such series under the Advisory Agreement;

WHEREAS, the Adviser has, in turn, retained PEA to provide investment sub-advisory and other services to the Allianz PEA Equity Premium Strategy Fund, Allianz PEA Growth Fund, Allianz PEA Opportunity Fund and Allianz PEA Target Fund of the Trust (the “Funds”) pursuant to a Portfolio Management Agreement dated December 31, 2001, as further amended and supplemented (the “Portfolio Management Agreement”) (the Adviser replaced Allianz Global Investors of America L.P. under the Portfolio Management Agreement pursuant to a Novation Agreement dated as of September 30, 2002);

WHEREAS, the Adviser, PEA and OCC are all registered with the Securities and Exchange Commission as investment advisers under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Adviser, PEA, OCC and the Trust desire that OCC be substituted for PEA as the Funds’ investment sub-adviser under the Portfolio Management Agreement in a transaction which does not result in a change of actual control or management of the adviser or sub-adviser to the Funds in accordance with Rule 2a-6 under the Investment Company Act of 1940, as amended (the “1940 Act”), and is therefore not an “assignment” for purposes of Section 15(a)(4) of the 1940 Act; and

WHEREAS, PEA desires to effect a novation of the Portfolio Management Agreement so that OCC is substituted for PEA as a party to such agreement and PEA is released from its obligations under such agreement, OCC desires to accept the novation thereof, and the Adviser desires to consent to such novation.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Novation and Acceptance. Subject to the terms and conditions contained herein, PEA hereby affects a novation of the Portfolio Management Agreement to substitute OCC for PEA as a party to such agreement (the “Novation”), the Adviser hereby consents to such Novation and hereby releases PEA from all of its duties and obligations under the Portfolio Management Agreement, and OCC hereby accepts the Novation and hereby releases PEA from all of its duties and obligations under the Portfolio Management Agreement, and assumes all rights, duties and obligations of PEA under such agreement.

2. Term. The Novation shall become effective as of the date hereof and shall extend for so long as the terms specified in Section 14 of the Portfolio Management Agreement are satisfied or until terminated in accordance with said Section 14.

3. No Termination. The parties agree that the Novation shall not constitute an “assignment” of the Portfolio Management Agreement for purposes of Section 14 of the Portfolio Management Agreement or the 1940 Act, and that the Portfolio Management Agreement, as so novated, shall remain in full force and effect after the Novation.

4. Technical Amendment. The parties agree that all references in the Portfolio Management Agreement to PEA shall hereby be changed to OCC.

This agreement may be executed in multiple counterparts and all counterparts so executed will constitute one and the same agreement binding on all of the parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Novation Agreement to be executed as of the day and year first above written.

PEA CAPITAL LLC

By:
Name:
Title:

OPPENHEIMER CAPITAL LLC

By:
Name:
Title:

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:
Name:
Title: